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                                                                    Exhibit 99.2

(CRTX GRAPHIC)

CONTACT:
Frank Thomas                        Linda S. Lennox
Chief Financial Officer             Director, Corporate Communications
(781) 402-5711                      (781) 402-5708
fthomas@crtx.com                    llennox@crtx.com


         CRITICAL THERAPEUTICS ANNOUNCES $54.5 MILLION PRIVATE PLACEMENT

LEXINGTON, MASS, JUNE 7, 2005 - Critical Therapeutics, Inc. (Nasdaq: CRTX) today announced that it has entered into definitive agreements with institutional and other accredited investors, including existing stockholders and affiliated entities, for the private placement of approximately 9.9 million shares of common stock at a price of $5.48 per share, together with warrants to purchase approximately 3.5 million additional shares of common stock at an exercise price of $6.58 per share, for a total purchase price of $54.5 million. The transaction currently is scheduled to close on or about June 20, 2005, subject to customary closing conditions.

The Company intends to use the net proceeds from this private placement to launch its investigational asthma drug ZYFLO(R) Filmtab(R) (zileuton tablets) pending regulatory approval of a supplemental New Drug Application (sNDA), further the clinical and preclinical development of its existing product candidates, expand its drug discovery and development initiatives and for other general corporate purposes.

The shares of common stock and warrants offered and to be sold by the Company in this private placement have not been registered under the Securities Act of 1933, as amended ("the Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission ("SEC") or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering resale of the shares of common stock, as well as the shares of common stock issuable upon exercise of the warrants issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
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CRTX                                                                           2

ABOUT CRITICAL THERAPEUTICS

Critical Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases. The Company is developing a sales and marketing infrastructure in connection with its in-licensed product, ZYFLO, a tablet formulation of zileuton. Critical Therapeutics also is developing treatments directed toward the severe inflammatory response in acute diseases and conditions that lead to admission to the emergency room or intensive care unit, and acute exacerbations of other chronic diseases that frequently lead to hospitalization.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include statements with respect to the expected closing date and planned use of net proceeds of the Company's private placement, are subject to numerous risks and uncertainties that may cause actual events or results to differ materially from those set forth in the statements. No forward-looking statements can be guaranteed, and actual results may differ materially from those projected as a result of various important factors, including risks relating to: the satisfaction of closing conditions of the Company's private placement; the results of clinical trials with respect to our products under development; the timing and success of submission, acceptance and approval of our regulatory filings; our heavy dependence on the commercial success of ZYFLO tablets and the controlled-release formulation of zileuton; our ability to obtain the substantial additional funding required to conduct our research, development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for drug candidates and our discoveries. These and other risks are described in greater detail in the "Factors That May Affect Future Results" section of our Quarterly Report on Form 10-Q and other filings that we periodically file with the Securities and Exchange Commission. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements reflect our beliefs and expectations as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.

ZYFLO(R) is a registered trademark of Critical Therapeutics, Inc. Filmtab(R) is a registered trademark of the Abbott Group of Companies.

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